                                                                    EXHIBIT 3.4



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              ARRAY BIOPHARMA INC.



                                    ADOPTED

                               SEPTEMBER 8, 2000

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

1.    Offices.........................................................................................1
      1.1.     Registered Office......................................................................1
      1.2.     Other Offices..........................................................................1
2.    Meetings of Stockholders........................................................................1
      2.1.     Place of Meetings......................................................................1
      2.2.     Annual Meetings........................................................................1
      2.3.     Special Meetings.......................................................................3
      2.4.     Notice of Meetings.....................................................................3
      2.5.     Waivers of Notice......................................................................3
      2.6.     List of Stockholders...................................................................3
      2.7.     Quorum at Meetings.....................................................................4
      2.8.     Voting; Proxies........................................................................4
      2.9.     Required Vote..........................................................................4
      2.10.    Inspectors.............................................................................5
3.    Directors.......................................................................................5
      3.1.     Powers.................................................................................5
      3.2.     Number and Election....................................................................6
      3.3.     Nomination; Vacancies..................................................................6
      3.4.     Meetings...............................................................................6
               3.4.1.  Regular Meetings...............................................................6
               3.4.2.  Special Meetings...............................................................6
               3.4.3.  Telephone Meetings.............................................................6
               3.4.4.  Action Without Meeting.........................................................7
               3.4.5.  Waiver of Notice of Meeting....................................................7
      3.5.     Quorum and Vote at Meetings............................................................7
      3.6.     Committees of Directors................................................................7
      3.7.     Compensation of Directors..............................................................8
4.    Officers........................................................................................8
      4.1.     Positions..............................................................................8
      4.2.     Chairperson............................................................................8
      4.3.     Chief Executive Officer................................................................9
      4.4.     President..............................................................................9
      4.5.     Chief Operating Officer................................................................9
      4.6.     Chief Financial Officer................................................................9
      4.7.     Chief Science Officer..................................................................9
      4.8.     Executive Vice President...............................................................10
      4.9.     Senior Vice President..................................................................10
      4.10.    Vice President.........................................................................10
      4.11.    Secretary..............................................................................10
      4.12.    Assistant Secretary....................................................................10

      4.13.    Treasurer..............................................................................11
      4.14.    Assistant Treasurer....................................................................11
      4.15.    Term of Office.........................................................................11
      4.16.    Compensation...........................................................................11
      4.17.    Fidelity Bonds.........................................................................11
5.    Capital Stock...................................................................................11
      5.1.     Certificates of Stock; Uncertificated Shares...........................................11
      5.2.     Lost Certificates......................................................................12
      5.3.     Record Date............................................................................12
               5.3.1.  Actions by Stockholders........................................................12
               5.3.2.  Payments.......................................................................13
      5.4.     Stockholders of Record.................................................................13
6.    INDEMNIFICATION; INSURANCE......................................................................13
      6.1.     Authorization of Indemnification.......................................................13
      6.2.     Right of Claimant to Bring Action Against the Corporation..............................14
      6.3.     Non-exclusivity........................................................................15
      6.4.     Survival of Indemnification............................................................15
      6.5.     Insurance..............................................................................15
      6.6.     Offset.................................................................................15
      6.7.     Effect of Amendments...................................................................16
7.    General Provisions..............................................................................16
      7.1.     Inspection of Books and Records........................................................16
      7.2.     Dividends..............................................................................16
      7.3.     Reserves...............................................................................16
      7.4.     Execution of Instruments...............................................................16
      7.5.     Fiscal Year............................................................................16
      7.6.     Seal...................................................................................17

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              ARRAY BIOPHARMA INC.

1.       OFFICES

     1.1      REGISTERED OFFICE

         The registered office of the Corporation shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company.

     1.2      OTHER OFFICES

         The Corporation may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.       MEETINGS OF STOCKHOLDERS

     2.1      PLACE OF MEETINGS

         All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson or the Chief Executive Officer.

     2.2      ANNUAL MEETINGS

         (a) The Corporation shall hold annual meetings of stockholders on such dates and at such times as the Board, the Chairperson or the Chief Executive Officer designates from time to time. At an annual meeting, the stockholders shall elect by a plurality vote (as provided in SECTION 2.9 hereof) directors to succeed those whose terms expire and to fill any vacancies and any newly created directorships (resulting from any increase in the number of directors comprising the full Board) existing at the time of the annual meeting. The nomination of persons for election to the Board and the proposal of any other business to be transacted at an annual meeting may be made only (i) by or at the direction of the Board or (ii) by any stockholder of record who gives notice in accordance with the procedures set forth in paragraph (b) of this
SECTION 2.2 and who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting; only persons thereby nominated shall be eligible to serve as a directors and only business thereby proposed shall be transacted at an annual meeting. The presiding officer of the annual meeting shall determine whether a nomination or any proposal of business complies or complied with this SECTION 2.2.

         (b) For nominations and other business to be brought properly before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of this SECTION 2.2, the stockholder must deliver notice to the Secretary at the principal executive offices of the Corporation in accordance with this SECTION 2.2(b). The notice must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must so deliver the notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; provided further, however, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding annual meeting, with respect to nominees for any new position created by the increase, the stockholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. For the purposes of the Corporation's first annual meeting after 2000, the anniversary date shall be deemed to be September 15, 2001. The stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and resolutions thereunder (together with such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), whether or not the Corporation is then subject to Section 14(a) and such rules and regulations;
(ii) as to any other business that the stockholder proposes to transact at the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For purposes of this SECTION 2.2 and
SECTION 2.3 hereof, a "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service, in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation's stockholders. In giving notice under this
SECTION 2.2, a stockholder must also comply with state law and the Exchange Act (and the rules and regulations thereunder). Nothing in this SECTION 2.2 shall be deemed to affect the rights of a stockholder to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

     2.3      SPECIAL MEETINGS

         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairperson or the Chief Executive Officer. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (or to the purposes for which the meeting is called if such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW").

     2.4      NOTICE OF MEETINGS

         Written notice of any meeting of stockholders, stating the place, date and hour of the meeting, and if it is a special meeting the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

     2.5      WAIVERS OF NOTICE

         Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (i) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) if it is a special meeting of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

     2.6      LIST OF STOCKHOLDERS

         After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

     2.7      QUORUM AT MEETINGS

         Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting other than solely to object (i) to holding the meeting or transacting business at the meeting, or (ii) if it is a special meeting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     2.8      VOTING AND PROXIES

         Unless otherwise provided in the Delaware General Corporation Law or in the Corporation's Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. Cumulative voting shall not be allowed in the election of directors or for any other reason. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

     2.9      REQUIRED VOTE

         When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes, of the Certificate of Incorporation or of these Bylaws, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     2.10     INSPECTORS

         Prior to any meeting of stockholders, the Board or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purposes of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

3.       DIRECTORS

     3.1      POWERS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

     3.2      NUMBER AND ELECTION

         The number of directors constituting the whole Board or Directors shall not be fewer than three or more than fifteen. Directors need not be stockholders. Within the limits above specified, the number of directors shall be fixed by the affirmative vote of two-thirds of the directors then in office. The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal, provided, however, that if the Board decreases the number of directors constituting the board, the eliminated directorships resulting from such decrease shall be apportioned by the Board among the three classes of directors so a to maintain such classes as nearly equal in number as possible. A director holding a directorship that is eliminated by the Board shall cease to hold office upon the expiration of such director's current term unless such director is nominated and elected to another directorship on the Board.

     3.3      NOMINATION AND VACANCIES

         The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any stockholder of the Corporation in accordance with the procedures set forth in SECTION 2.2. The Board of Directors shall be elected or removed and vacancies filled as set forth in the Certificate of Incorporation.

     3.4      MEETINGS

         3.4.1.   REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         3.4.2.   SPECIAL MEETINGS

         Special meetings of the Board of Directors may be called by the Chairperson or Chief Executive Officer on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

         3.4.3.   TELEPHONE MEETINGS

         Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         3.4.4.   ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

         3.4.5.   WAIVER OF NOTICE OF MEETING

         A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.5      QUORUM AND VOTE AT MEETINGS

         At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to
SECTION 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

     3.6      COMMITTEES OF DIRECTORS

         The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers requiring it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

     3.7      COMPENSATION OF DIRECTORS

         The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.       OFFICERS

     4.1      POSITIONS

         The officers of the Corporation shall be a Chairperson, a Chief Executive Officer, a President, a Treasurer, and a Secretary, and such other officers as the Board (or an officer authorized by the Board) from time to time may appoint, including a Chief Operating Officer, Chief Financial Officer, Chief Science Officer, one or more Vice Chairpersons, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board or by any officer(s) authorized by the Board to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. Each of the Chairperson, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and/or any Vice President may execute bonds, mortgages, contracts, and other instruments and documents under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     4.2      CHAIRPERSON

         The Chairperson shall (when present and unless otherwise provided by resolution of the Board or delegated by the Chairperson) preside at all meetings of the Board and stockholders, and shall ensure that all orders and resolutions of the Board and stockholders are carried into effect.

     4.3      CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the Corporation shall see that all orders and resolutions of the Board are carried into effect and shall oversee the strategic planning and policy development of the Corporation. The Chief Executive Officer shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The Chief Executive Officer shall perform other duties commonly incident to this office and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     4.4      PRESIDENT

         The President shall have general supervision of the business of the Corporation. In the event the position of Chairperson shall not be occupied or the Chairperson shall be absent or otherwise unable to act, the President shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. The President shall have the authority to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President shall perform whatever duties the Board may from time to time prescribe.

     4.5      CHIEF OPERATING OFFICER

         The Board may designate a Chief Operating Officer who shall have such responsibilities and duties as are assigned by the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

     4.6      CHIEF FINANCIAL OFFICER

         The Board may designate a Chief Financial Officer who shall have such responsibilities and duties as are assigned by the Chief Executive Officer, the President, the Board or the Executive Committee (if any). Such responsibilities may include all responsibilities assumed by the Treasurer, and may also include the management of any and all Treasurers and Assistant Treasurers.

     4.7      CHIEF SCIENCE OFFICER

         The Board may designate a Chief Science Officer who shall be the principal science officer of the Corporation, shall assist the Chief Executive Officer in all science-related aspects of the Corporation and shall perform such duties as may be assigned to him by the Chief Executive Officer, the President, the Board or the Executive Committee (if any).

     4.8      EXECUTIVE VICE PRESIDENT

         The Board may designate one or more Executive Vice Presidents who shall have such responsibilities and duties as are assigned by the Chief Executive Officer, the President or the Board. The responsibilities of any such Executive Vice President may include all responsibilities assumed by any Senior Vice President or Vice President, and may also include the management of any and all Senior Vice Presidents and Vice Presidents.

     4.9      SENIOR VICE PRESIDENT

         The Board may designate one or more Senior Vice Presidents who shall have such responsibilities and duties as are assigned by the Chief Executive Officer, the President or the Board. The responsibilities of any such Senior Vice President may include all responsibilities assumed by any Vice President, and may also include the management of any and all Vice Presidents.

     4.10     VICE PRESIDENT

         In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

     4.11     SECRETARY

         The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

     4.12     ASSISTANT SECRETARY

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.



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

     4.13     TREASURER

         The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairperson, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

     4.14     ASSISTANT TREASURER

         The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

     4.15     TERM OF OFFICE

         The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

     4.16     COMPENSATION

         The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

     4.17     FIDELITY BONDS

         The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.       CAPITAL STOCK

     5.1      CERTIFICATES OF STOCK AND UNCERTIFICATED SHARES

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be



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

entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     5.2      LOST CERTIFICATES

         The Board of Directors, Chairperson, Chief Executive Officer, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

     5.3      RECORD DATE

         5.3.1.   ACTIONS BY STOCKHOLDERS

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after



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

the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         5.3.2.   PAYMENTS

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     5.4      STOCKHOLDERS OF RECORD

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6.       INDEMNIFICATION AND INSURANCE

     6.1      AUTHORIZATION OF INDEMNIFICATION

         Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation

(and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to SECTION 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this SECTION 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this SECTION 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     6.2      RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION

         If a claim under SECTION 6.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under SECTION 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation
Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

     6.3      NON-EXCLUSIVITY

         The rights to indemnification and advance payment of expenses provided by SECTION 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     6.4      SURVIVAL OF INDEMNIFICATION

         The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, SECTION 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

     6.5      INSURANCE

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

     6.6      OFFSET

         The Corporation's obligation, if any, to indemnify or to advance expenses to any covered officer or director who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that the covered officer or director may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit entity.



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     6.7      EFFECT OF AMENDMENTS

         Any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any covered officer or director in respect of any act or omission occurring prior to the time of such repeal or modification.

7.       GENERAL PROVISIONS

     7.1      INSPECTION OF BOOKS AND RECORDS

         Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing authorizing the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

     7.2      DIVIDENDS

         The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

     7.3      RESERVES

         The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

     7.4      EXECUTION OF INSTRUMENTS

         All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.5      FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.



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

     7.6      SEAL

         The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   * * * * *



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         The foregoing Amended and Restated Bylaws were adopted by the Board of
Directors on September 8, 2000 to be effective upon the closing of the Corporation's initial public offering of shares of common stock.




                                       -----------------------------------------
                                       Secretary



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